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                                                                    EXHIBIT 99.1



             QLT ANNOUNCES Q1 RESULTS FOR 2003 AND UPDATES GUIDANCE


FOR IMMEDIATE RELEASE                                             APRIL 24, 2003

VANCOUVER, CANADA--QLT Inc. (NASDAQ: QLTI; TSX: QLT) today reported financial results for the first quarter ended March 31, 2003, and updated guidance for 2003. Unless specified otherwise, all amounts are in U.S. DOLLARS and reported under U.S. GAAP.

Q1 2003 SALES

As previously announced, Visudyne(R) sales were $82.1 million for the quarter ended March 31, 2003. Visudyne sales figures for the first quarter increased 20% over sales in the first quarter of 2002. Sales in the United States accounted for approximately $42.1 million, representing 51% of total Visudyne sales for the first quarter. The remaining $40 million relates to sales in the rest of the world, primarily Europe.

Q1 2003 EARNINGS PER SHARE (EPS)

GAAP EPS in the first quarter of 2003 was $0.17, up $0.11 from the prior year's first quarter and compares to First Call Analysts' Consensus estimate of $0.10 for the quarter. The increase was mainly due to the strong Visudyne sales performance, improved profit share from the Visudyne alliance and positive foreign exchange gains.

2003 ANNUAL GUIDANCE

Based on recent sales results and current trends in Visudyne sales, QLT is narrowing its Visudyne sales range from $310-335 million to a new range of $320-335 million, which represents top-line growth of 11% to 17% over 2002. The Company has also updated its EPS guidance for 2003 to $0.43 to $0.53 or growth over 2002 EPS, before special charges, of 37% to 68%. This update in EPS guidance (from previous guidance given in Canadian $/Canadian GAAP) reflects the narrowing of the sales range, as well as the benefit of foreign currency contracts currently in place.

"We are pleased with Visudyne's performance over the first quarter and based on this current trend and the strengthened Euro, we have narrowed our Visudyne sales and EPS range," said President and Chief Executive Officer, Paul Hastings. "Our focus continues to be to set realistic targets and meet them, to expand the Visudyne franchise, to demonstrate progress with our clinical development programs and to make every effort to ensure EPS growth through 2003 and beyond."

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                                                                     Page 1 of 7


Q1 RESULTS

REVENUES

The company's revenues reached $33 million in the first quarter, growing by 37% from the prior year. Revenues from Visudyne comprised $31.4 million of this total, up 40% from the same period in 2002. QLT's share of Visudyne net profit (excluding the recovery of manufacturing and other costs) for the first quarter was 29.7% of Visudyne sales. The alliance profit share rate in Q1 was in-line with our guidance of 28% to 30% for the full year.

RESEARCH AND DEVELOPMENT

Expenditures for Research and Development (R&D) of $10.9 million were 28% higher for the three months ended March 31, 2003 than for the same period in 2002. The increase in spending for the first quarter of 2003 is largely attributable to expenses associated with our Phase III trials with tariquidar in non-small cell lung cancer and with Visudyne in multiple basal cell carcinoma.

SELLING, GENERAL & ADMINISTRATIVE

For the first quarter of 2003, selling, general and administrative (SG&A) expenditures were $3.0 million representing a decrease of $1.0 million or 25.7% from the first quarter of 2002. Savings from the reduction in workforce in late 2002 and lower legal expenses were the primary contributors to the decrease.

CASH

The company's cash reserves rose from $208 million at December 31, 2002 to $232 million at March 31, 2003. Cash reserves are expected to exceed $260 million by the end of the year.

ABOUT VISUDYNE

Visudyne therapy was approved in the U.S. in April 2000, and in Europe in July 2000, for the treatment of predominantly classic subfoveal choroidal neovascularization (CNV) due to age-related macular degeneration (AMD), the leading cause of severe vision loss in patients over 50. The treatment has now been approved in more than 65 countries with extended approvals in over 46 countries. QLT's revenue from Visudyne sales consists of 50% of the Visudyne profits of the Visudyne alliance with Novartis Ophthalmics, the eye health unit of Novartis AG and reimbursement for manufacturing and other costs.

QLT Inc. is a global pharmaceutical company specializing in the discovery, development and commercialization of innovative therapies to treat cancer, eye diseases and niche areas for which treatments can be marketed by a specialty sales force. Combining expertise in ophthalmology, oncology and photodynamic therapy, QLT has commercialized two products to date, including Visudyne therapy, which is the most successfully launched ophthalmology product ever. For more information, visit our web site at www.qltinc.com

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                                                                     Page 2 of 7


QLT INC. -- FINANCIAL HIGHLIGHTS

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In accordance with United States generally accepted accounting principles)

                                                          THREE MONTHS ENDED
(In thousands of United States dollars,                        MARCH 31,
except per share information)                            2003             2002
----------------------------------------                 -------        -------
(Unaudited)
REVENUES
  Revenue from Visudyne(R)                               $31,445        $22,418
  Contract research and development                        1,526          1,724
                                                         -------        -------
                                                          32,971         24,142
                                                         -------        -------
COSTS AND EXPENSES
  Cost of sales                                            5,412          4,991
  Research and development                                10,875          8,480
  Selling, general and administrative                      3,033          4,080
  Depreciation                                               726            705
                                                         -------        -------
                                                          20,046         18,256
                                                         -------        -------
OPERATING INCOME                                          12,925          5,886

INVESTMENT AND OTHER INCOME
  Net foreign exchange gains                               2,533             60
  Interest income                                          1,599            866
  Equity loss in NSQ                                          --            (23)
                                                         -------        -------
                                                           4,132            903
                                                         -------        -------
INCOME BEFORE INCOME TAXES                               $17,057        $ 6,789
                                                         -------        -------
PROVISION FOR INCOME TAXES                                (5,518)        (2,396)
                                                         -------        -------
NET INCOME                                               $11,539        $ 4,393
                                                         =======        =======

NET INCOME PER COMMON SHARE
  Basic                                                  $  0.17        $  0.06
  Diluted                                                $  0.17        $  0.06
                                                         -------        -------
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING (IN THOUSANDS)
  Basic                                                   68,517         68,103
  Diluted                                                 68,547         68,664
                                                         -------        -------


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                                                                     Page 3 of 7


QLT INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In accordance with United States generally accepted accounting principles)


                                                      MARCH 31,     December 31,
(In thousands of United States dollars)                 2003           2002
 --------------------------------------             -----------     ------------
ASSETS                                              (Unaudited)
CURRENT ASSETS
  Cash and cash equivalents                           $126,156       $128,138
  Short-term investment securities                     106,202         79,797
  Accounts receivable                                   29,323         30,186
  Inventories                                           37,427         35,892
  Current portion of deferred income tax assets         16,661         17,092
  Other                                                  6,156          1,318
                                                      --------       --------
                                                       321,925        292,423
                                                      --------       --------
LONG-TERM INVESTMENTS AND ADVANCES                       3,818          4,170
PROPERTY AND EQUIPMENT                                  37,338         35,281
DEFERRED INCOME TAX ASSETS                              10,970         13,966
                                                      --------       --------
                                                      $374,051       $345,841
                                                      ========       ========
LIABILITIES
CURRENT LIABILITIES
  Accounts payable                                    $  7,394       $  9,960
  Accrued restructuring charge                           1,053          2,631
  Other accrued liabilities                              3,761          7,027
  Deferred revenue                                      13,073         12,678
                                                      --------       --------
                                                        25,281         32,296
                                                      --------       --------
SHAREHOLDERS' EQUITY
  Common shares                                        392,720        391,716
  Accumulated other comprehensive income                (2,588)       (25,270)
  Accumulated deficit                                  (41,362)       (52,901)
                                                      --------       --------
                                                       348,770        313,545
                                                      --------       --------
                                                      $374,051       $345,841
                                                      ========       ========


As at March 31, 2003, there were 68,579,253 issued and outstanding common shares and 8,339,843 outstanding options to purchase common shares.

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                                                                     Page 4 of 7


QLT INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In accordance with United States generally accepted accounting principles)

                                                                             THREE MONTHS ENDED
                                                                                  MARCH 31,
(In thousands of United States dollars)                                     2003            2002
---------------------------------------                                  ---------        ---------
(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
       Net income                                                        $  11,539        $   4,393
       Adjustments to reconcile net income to net cash provided by operating activities
            Depreciation                                                       726              703
            Unrealized foreign exchange loss (gain)                            697              (14)
            Deferred income tax assets                                       5,518            2,396
            Equity loss in NSQ                                                  --               23
        Changes in non-cash operating assets and liabilities
            Accounts receivable and other assets                            (1,989)           3,723
            Inventories                                                      1,041             (719)
            Accounts payable                                                (1,368)          (3,078)
            Accrued restructuring charge                                    (1,719)              --
            Other accrued liabilities                                       (3,661)          (1,334)
            Deferred revenue                                                  (510)           4,175
                                                                         ---------        ---------
                                                                            10,275           10,267
                                                                         ---------        ---------
CASH USED IN INVESTING ACTIVITIES
       Short-term investment securities                                    (20,049)         (45,438)
       Purchase of property and equipment                                   (1,961)            (801)
                                                                         ---------        ---------
                                                                           (22,010)         (46,239)
                                                                         ---------        ---------
CASH PROVIDED BY FINANCING ACTIVITIES
       Issuance of common shares                                             1,005            1,813
                                                                         ---------        ---------
                                                                             1,005            1,813
                                                                         ---------        ---------
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS                 8,748              470
                                                                         ---------        ---------
NET DECREASE IN CASH AND CASH EQUIVALENTS                                   (1,982)         (33,689)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                             128,138           69,663
                                                                         ---------        ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                 $ 126,156        $  35,974
                                                                         =========        =========


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                                                                     Page 5 of 7


                                    QLT INC.
        NON-GAAP FINANCIAL MEASURES - EARNINGS PER SHARE ("EPS") ANALYSIS
                              (In US$ - Unaudited)


                                                    THREE MONTHS
                                                   ENDED MARCH 31,
                                                   2003       2002
                                                 -------    -------
Visudyne EPS                                     $  0.21    $  0.11
Non-Visudyne R&D                                 $ (0.07)   $ (0.05)
                                                 -------    -------
Operating EPS (Non-GAAP)(1)                      $  0.14    $  0.06
                                                 -------    -------
Interest Income                                  $  0.02    $  0.01
Non-Operating Foreign Exchange gains (losses)    $  0.01    $ (0.00)
                                                 -------    -------
US GAAP EPS                                      $  0.17    $  0.06
                                                 -------    -------
Weighted Avg Diluted Shares (in thousands)        68,547     68,664



(1) Operating EPS (non-GAAP) is an important non-GAAP financial measure. Non-GAAP financial measures do not have any standardized meaning prescribed by GAAP and are therefore unlikely to be comparable to similar measures presented by other issuers. The reporting of operating EPS (non-GAAP) is intended to assist users in understanding the Company's operations by separating earnings related to the Company's base businesses from earnings from the Company's cash reserves and any unusual non-operating items. The items currently being excluded from operating EPS (non-GAAP) consist of interest income, foreign exchange gains/losses from foreign currency cash holdings, and gains/losses from derivatives relating to future earnings. These items are excluded as they are either related to the Company's cash holdings or not part of current operations. Operating EPS (non-GAAP) is tax-effected for comparability with GAAP EPS.
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                                                                     Page 6 of 7


QLT Inc. will hold an analyst and institutional investor conference call to discuss first quarter results on Thursday, April 24th at 8:30 a.m. EST (5:30 a.m. PST). The call will be broadcast live via the Internet at www.qltinc.com. A replay of the call will be available via the Internet and also via telephone at
(416) 695-5800, access code 1407390.



                                      -30-



QLT CONTACTS:

Therese Hayes or Tamara Hicks
Telephone: 604-707-7000 or 1-800-663-5486
Fax: 604-707-7001

Visudyne(R)is a trade mark of Novartis AG

QLT Inc. is listed on The Nasdaq Stock Market under the trading symbol "QLTI" and on The Toronto Stock Exchange under the trading symbol "QLT."


Certain statements in this press release constitute "forward-looking statements" of QLT within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to anticipated levels of sales of Visudyne(R), estimates of QLT's share of 2003 Visudyne net profits and net income, estimates of QLT's revenues and expenses for 2003, estimates of QLT's 2003 EPS (both GAAP and Operating EPS), estimates of QLT's cash balances in 2003, opportunities to expand the market for Visudyne, progress of QLT's clinical development programs, opportunities for growth beyond the Visudyne franchise and QLT's ability to manage operations and cost structures appropriately. These statements are only predictions and actual events or results may differ materially. Factors that could cause such actual events or results expressed or implied by such forward-looking statements to differ materially from any future results expressed or implied by such statements include, but are not limited to: the risk that future sales of Visudyne may be less than expected, our future operating results are uncertain and likely to fluctuate, currency fluctuations in our primary markets may impact our financial results, uncertainty of and timing of pricing and reimbursement may limit the future sales of Visudyne, clinical development programs may not be successful, the outcome of the pending patent and securities litigation against us may be unfavorable and have an adverse impact on our financial results, we are dependent on third-parties to commercialise Visudyne and other factors described in detail in QLT's Annual Information Form on Form 10-K, quarterly reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and


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Canadian securities regulatory authorities. Forward-looking statements are based on our current expectations and QLT is not obligated to update such information to reflect later events or developments.


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